                                                                     Exhibit 5.2

                     Opinion of Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215.963.5000
Fax:  215.963.5299

                                  June 6, 2002

FMC Corporation
1735 Market Street
Philadelphia, PA 19103

Re:  FMC Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to FMC Corporation, a Delaware corporation (the "Company"), in connection with the Form S-3 Registration Statement, Registration No. 333-59543, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed offer and sale from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as shall be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of the following securities of the Company with an aggregate public offering price of up to $500,000,000, of which $155,000,000 has been offered and sold prior to the date hereof: (i) shares of the Company's Common Stock, $.10 par value per share ("Common Stock"); (ii) shares of the Company's Preferred Stock, without par value (collectively, "Preferred Stock"); (iii) depository shares ("Depository Shares") representing Preferred Stock; (iv) debt securities ( "Debt Securities"), which may be issued under the Indenture, dated as of July 1, 1996, between the Company and a trustee (the "Senior Indenture"), or the form of Subordinated Indenture, between the Company and a trustee (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"); (v) warrants to purchase Common Stock ("Common Stock Warrants");
(vi) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); and
(vii) warrants to purchase Debt Securities ("Debt Warrants" and, collectively with the Common Stock Warrants and the Preferred Stock Warrants, the "Warrants"). The Common Stock, Preferred Stock, Depository Shares, Debt Securities and Warrants issued on or after the date of this opinion are collectively referred to herein as the "Securities."

     In connection with this opinion, we have examined copies of (1) the Registration Statement, (2) the Company's Restated Certificate of Incorporation (the "Certificate"), (3) the Company's Bylaws, as amended (the "Bylaws"), (4) certain resolutions of the Company's Board of Directors relating to the Registration Statement (the "Board Resolutions") and (5) such other documents as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. With respect to matters of fact relevant to our opinion, we have relied upon certificates of officers of the Company and representations made by the Company in other documents examined by us. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

     For the purpose of the opinions set forth below, we have assumed, without independent investigation, that (1) the issuance, sale, amount and terms of Securities to be offered from time to time will be duly authorized and established in accordance with the Certificate, the Bylaws, the Board Resolutions and the Delaware General Corporation Law (each, a "Corporate Action"); (2) prior to any issuance of shares of a class or series of Preferred Stock, an appropriate certificate of designation with respect to shares relating to such class or series of Preferred Stock will have been duly authorized pursuant to the Board Resolutions and filed with the Secretary of State of the State of Delaware; (3) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement") between the Company and a financial institution identified in the Warrant Agreement as a warrant agent (each, a "Warrant Agent"); (4) any Depository Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement") between the Company and a financial institution identified in the Deposit Agreement as a Depository (each, a "Depository"); (5) any Debt Securities will be issued in accordance with the provisions of the applicable Indenture; (6) the Registration Statement and any post-effective amendments thereto will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (7) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (8) all Securities will be issued and sold in compliance with all applicable laws; and (9) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     We are opining herein as to the effect on the subject transactions only of the Delaware General Corporation Law and the internal laws of the Commonwealth of Pennsylvania, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We have assumed that to the extent any of the Securities, or agreements and undertakings of the Company relating to the Securities, contain provisions which require compliance with laws other than the Delaware General Corporation Law or the internal laws of the Commonwealth of Pennsylvania, such compliance has occurred or will occur.

     Subject to the foregoing and the other matters set forth herein, we are of the opinion as of the date hereof that:

1. Upon due authorization by appropriate Corporate Action and due execution, authentication and delivery in accordance with the applicable Indenture against payment therefor in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and applicable Prospectus Supplement, or, if applicable, upon the exercise of any Debt Warrants in accordance with their terms, the Debt Securities will constitute valid and binding obligations of the Company.

2. Upon due authorization by appropriate Corporate Action of the issuance and sale of shares of a class or series of Preferred Stock (including Preferred Stock represented by Depository Shares) and upon issuance and delivery of such shares of Preferred Stock against payment for such shares in accordance with the terms of the Corporate Action and as contemplated by the Registration

Statement and the applicable Prospectus Supplement, or, if applicable, upon the exercise of any Preferred Stock Warrants in accordance with their terms, such shares of such class or series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. When a Deposit Agreement providing for the specific terms of a particular issuance of Depository Shares has been duly authorized by appropriate Corporate Action and has been duly executed and delivered by the Company and the Depository named in the Deposit Agreement and the terms of the shares of Preferred Stock represented by such Depository Shares and of their issuance and sale have been duly established in conformity with such Deposit Agreement, the shares of Preferred Stock represented by such Depository Shares are validly issued and delivered to the Depository under the terms of such Deposit Agreement, the depository receipts evidencing the Depository Shares are duly executed and authenticated in accordance with such Deposit Agreement and delivered against payment for such Depository Shares in accordance with the terms of the Corporate Action and as contemplated in the Registration Statement and the applicable Prospectus Supplement, such Depository Shares will be validly issued and such depository receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

4. Upon the authorization by appropriate Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, or, if applicable, upon the exercise of any Warrants or conversion of any Preferred Stock in accordance with their respective terms, such shares of Common Stock will be validly issued, fully paid and nonassessable.

5. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by appropriate Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in the Warrant Agreement, and Warrants conforming to the requirements of the related Warrant Agreement have been duly countersigned or authenticated, as required, by the Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

     To the extent that the obligations of the Company under a Deposit Agreement relating to the Depository Shares, under an Indenture relating to the Debt Securities or under a Warrant Agreement relating to Warrants may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depository, trustee or agent, as the case may be, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable Deposit Agreement, Indenture or under a Warrant Agreement relating to Warrants, as the case may be, (ii) that such Deposit Agreement, Indenture or Warrant Agreement, as the case may be, has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depository, trustee or agent, as the case may be, enforceable in accordance with its terms, (iii) that such depository, trustee or agent, as the case may be, is in compliance, generally and with respect to acting as a depository, trustee or agent, respectively, under the applicable Deposit Agreement, Indenture or Warrant Agreement, with all applicable laws and regulations and (iv) that such depository, trustee or agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Deposit Agreement,

Indenture or Warrant Agreement, as the case may be.

     The opinions set forth in paragraphs 1, 3 and 5 above are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding may be brought.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP